                                                                    EXHIBIT 23.2
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Cellular Communications of Puerto Rico, Inc., for the registration of 225,000 shares of its Common Stock (including Series A Junior Participating Preferred Stock Purchase Rights) pertaining to the Cellular Communications of Puerto Rico, Inc., 1992 Stock Option Plan, or our report dated February 23, 1996, with respect to the consolidated financial statements and schedule of Cellular Communications of Puerto Rico, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission, that has been incorporated by reference in the Registration Statements (Forms S-8 Nos. 33-54796 and 33-54794, and 33-78838) dated November 11, 1992, November 20, 1992 and May 12, 1994, respectively.

                                              /s/ Ernst & Young LLP
                                              ------------------------
                                              ERNST & YOUNG LLP

Hato Rey, Puerto Rico
September 25, 1996


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